UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 27, 2021
_______________________
(Exact name of registrant as specified in its charter)
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California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     Entry into a Material Definitive Agreement

On July 27, 2021, TriCo Bancshares (“TriCo”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Valley Republic Bancorp, a California corporation (“Valley”), providing for the merger of Valley with and into TriCo, with TriCo as the surviving corporation (the “Merger”). The Merger Agreement contemplates that immediately after the Merger, Valley Republic Bank, a California state-chartered bank and wholly-owned subsidiary of Valley, will merge with and into Tri Counties Bank, a California state-chartered bank and wholly-owned subsidiary of TriCo, with Tri Counties Bank as the surviving bank (the “Bank Merger”). The Merger Agreement was adopted and unanimously approved by the Board of Directors of each of TriCo and Valley.

A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the date and time when the Merger becomes effective (the “Effective Time”), each share of Valley common stock will be converted into the right to receive 0.95 shares (the “Exchange Ratio”) of common stock of TriCo. The Exchange Ratio is subject to potential downward adjustment if Valley’s adjusted tangible common equity (as defined in the Merger Agreement) as of the month-end preceding the date of the Merger is less than $103,103,000 (with a credit for $6,550,000 in Merger Related Expenses, as defined in the Merger Agreement). In such an event, the Exchange Ratio would adjust downward such that the aggregate value of the merger consideration, based on the average closing price per share of TriCo common stock, as reported on NASDAQ, for the 20 trading days ending on and including the fifth trading day prior to the closing date (the “TriCo Average Closing Price”) would be reduced by the amount of the shortfall.

Valley Equity Grants

Pursuant to the terms of Valley’s equity compensation plan just prior to the Effective Time the vesting of all outstanding options to purchase shares of Valley common stock held by Valley’s directors, officers and employees (each, a “Valley Option”), will be accelerated and become fully exercisable. At the Effective Time, each outstanding Valley Option not exercised will be cancelled and converted into the right to receive an amount in cash (subject to withholding as provided in the Merger Agreement) equal to the product of (i) the total number of shares of Valley common stock underlying the Valley Option multiplied by (ii) the amount, if any, that the product of the TriCo Average Closing Price multiplied by the Exchange Ratio exceeds the exercise price per share of such Valley Option. Any Valley Option that has an exercise price per share of Valley common stock that is greater than or equal to the product of the TriCo Average Closing Price multiplied by the Exchange Ratio will be cancelled at the Effective Time for no consideration or payment. In addition, at the Effective Time, restricted sock units held by Valley’s directors, officers and employees will vest and the underlying shares of Valley common stock will convert to shares of TriCo common stock based on the Exchange Ratio.

Representations and Warranties; Certain Covenants

The Merger Agreement contains customary representations and warranties of TriCo and Valley, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of such party’s business during the period between the execution of the Merger Agreement and the Effective Time, (2) TriCo’s obligation to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the TriCo common stock to be issued in the Merger, (3) Valley’s obligation to call a special meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement, and (4) Valley’s non-solicitation obligations relating to alternative acquisition proposals.

TriCo and Valley have agreed to use their reasonable best efforts to prepare and file all applications, notices, and other documents necessary to obtain all required consents and approvals for consummation of the transactions contemplated by the Merger Agreement. Completion of the Merger is subject to certain customary conditions, including (i) approval by Valley’s shareholders, (ii) the receipt of required regulatory approvals, (iii) the absence of any governmental order or law prohibiting the consummation of the Merger or the Bank Merger, and (v) the effectiveness of the registration statement for TriCo common stock to be issued as consideration in the Merger.

Conditions to the Merger

The obligation of each party to consummate the Merger is also conditioned upon (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iv) the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement. TriCo’s obligation to consummate the Merger is further conditioned upon the holders of no more than 10% of the aggregate outstanding shares of Valley’s capital stock notifying Valley that they intend to exercise dissenters’ rights.

Termination Rights / Termination Fee

The Merger Agreement contains certain termination rights for both TriCo and Valley, including if (i) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied, (ii) the Merger is not consummated by April 30, 2021 (the “End Date”), (iii) the required regulatory approvals are not obtained, or (iv) the approval Valley’s shareholders is not obtained. In addition, in certain circumstances, Valley may terminate the Merger Agreement if both the TriCo Average Closing Price is below $31.29 per share and TriCo common stock has underperformed the KBW Regional Banking Index by more than 20% since the date of the Merger Agreement, provided Valley is not in material breach of the Merger Agreement, and subject to TriCo’s right to reinstate the Merger by electing to increase the Exchange Ratio. TriCo may terminate the Merger Agreement prior to Valley’s shareholder approval of the Merger in the event that (A) Valley materially breaches its non-solicitation obligations relating to alternative business combination transactions, (B) Valley’s board withdraws or adversely modifies its recommendation to shareholders or fails to affirm its recommendation within the required time period after an acquisition proposal is made, or (C) Valley’s board recommends a tender offer or fails to recommend against such tender offer within 10 business days after commencement, and Valley may terminate the Merger Agreement prior to Valley’s shareholder approval of the Merger in order to enter into a definitive agreement for an unsolicited acquisition proposal superior than the transaction contemplated by the Merger Agreement. The Merger Agreement provides that Valley must pay a termination fee of $6.625,000 million to TriCo if the Merger Agreement (i) is terminated by TriCo or Valley in the circumstances described in the preceding sentence, or (ii) (A) if Valley materially breaches any representation, warranty, covenant or agreement in the Merger Agreement, (B) the Merger Agreement is terminated for failure to consummate the Merger by the End Date or (C) Valley fails to receive shareholder approval; and an acquisition proposal is made to Valley or to its shareholders publicly prior to the Valley shareholder meeting with respect to (C) or prior to termination with respect to (A) or (B), and Valley enters into a definitive agreement with respect to or consummates certain acquisition proposals within 12 months of termination of the Merger Agreement.

Appointment of Director

Pursuant to the Merger Agreement, TriCo will appoint or elect as a director of TriCo and Tri Counties Bank, effective at the Effective Time, one individual who served as a director of Valley as of the date of the Merger Agreement. The individual, who shall be mutually agreed upon by TriCo and Valley, must qualify as an “independent” director of TriCo under applicable NASDAQ rules. TriCo and Valley have not yet identified this director.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding TriCo, Valley, their respective subsidiaries or affiliates or their respective businesses, as well as in the Forms 10-K, Forms 10-Q and other filings that TriCo makes with the Securities and Exchange Commission (the “SEC”).

The Merger Agreement has been included with this report to provide investors with information regarding its terms. It is not intended to provide any other factual information about TriCo, Valley or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in TriCo’s public disclosures.

Shareholder Agreements

As an inducement to TriCo to enter into the Merger Agreement, each director and certain executive officers of Valley entered into a Shareholder Agreement with TriCo pursuant to which he or she agreed, among other things, to vote all shares of Valley common stock beneficially owned by him or her in favor of adoption and approval of the Merger Agreement and any other matters required to be approved for the consummation of the Merger at any meeting of the shareholders of Valley. These shareholders also agreed to certain restrictions on their ability to transfer their shares of Valley common stock until at least a majority of all issued and outstanding shares of Valley common stock have been irrevocably voted in favor of the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, subject to certain exceptions, these shareholders agreed to refrain soliciting customers and employees of Valley or its subsidiaries for a period of two (2) years, subject to, and following the completion of the Merger. In addition, the Shareholder Agreements signed by Valley’s directors, including Valley’s President and Chief Executive Officer, Geraud Smith, prohibit the directors from competing with TriCo within several specified California counties that are the predominant sources of Valley’s business for two years following the Effective Time of the Merger, provided that Mr. Smith, who has agreed to serve as Tri Counties Bank’s Regional President – South Valley for a period of three years, will be released from his non-competition covenants if he is terminated without cause or if he quits for good reason, as defined in his Shareholder Agreement. The Shareholder Agreements are in substantially in the form included as Exhibit A to the Merger Agreement.

The Shareholder Agreements will terminate automatically in the event that the Merger Agreement is terminated for any reason in accordance with its terms. The foregoing summary of the Shareholder Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Shareholder Agreement attached as Exhibit A to the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement

Tri Counties Bank has entered into an employment agreement and a change of control agreement with Geraud B. Smith, President and Chief Executive Officer of Valley, which will become effective upon consummation of the Merger. Pursuant to the terms of the employment agreement, Mr. Smith will be employed by Tri Counites Bank as Regional President – South Valley. Mr. Smith’s employment agreement has a three-year term, commencing on the Effective Date.

Item 7.01    Regulation FD Disclosure
On July 27, 2021, TriCo and Valley issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. In addition, TriCo has prepared an investor presentation regarding the transactions contemplated by the Merger Agreement, which it expects to use in connection with presentations to analysts and investors. The presentation is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 is furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be deemed incorporated by reference in any filing under the Securities Act, except as will be expressly set forth by specific reference in such document or filing.

***
Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to TriCo’s current expectations regarding the proposed merger and its business plans and expectations. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the agreement and plan of merger and reorganization between TriCo and Valley; the outcome of legal proceedings that may be instituted against TriCo or Valley; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Valley’s operations with those of TriCo will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger in a timely manner; the inability to complete the merger due to the failure of Valley’s shareholders to adopt the merger agreement or other reasons; the failure to satisfy other any conditions to completion of the merger, including receipt of required regulatory and other approvals; diversion of management’s attention from ongoing business operations and opportunities; deteriorations in loan quality, whether as a result of the expiration of loan deferrals related to the COVID-19 pandemic or otherwise; circumstances related to the COVID-19 pandemic, including uncertainty, volatility and changes in financial, real estate and other markets and disruption to banking and other financial activities; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on TriCo’s, Valley’s or the combined company’s respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated or that the combined company will not achieve anticipated earnings accretion or cost savings, including as a result of unexpected factors or events; the risks of expanding into a new market; and general competitive, economic, political and market conditions and fluctuations. Annualized, pro forma, projected and estimated numbers in the investor presentation are used for illustrative purposes only, are not forecasts and may not reflect actual results.
Except to the extent required by applicable law or regulation, TriCo, Tri Counties Bank, Valley and Valley Republic Bank undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Further information regarding TriCo and factors which could affect the forward-looking statements contained herein can be found in TriCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its other filings with the SEC. You should not place undue reliance on forward-looking statements and TriCo and Valley undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Additional Information About the Merger and Where to Find It

In connection with the proposed acquisition transaction, TriCo will file a registration statement on Form S-4 with the SEC. The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of Valley in connection with their vote on the acquisition. SHAREHOLDERS OF VALLEY ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to shareholders of Valley. Investors and security holders will be able to obtain those documents, and any other documents TriCo has filed with the SEC, free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by TriCo will be available free of charge by (1) accessing TriCo’s website at www.tcbk.com under the “About” tab and the “Investor Relations” link and then under the heading “SEC Filings,” and (2) writing TriCo at 63 Constitution Drive, Chico, CA 95973, Attention: Shareholder Services. The information on TriCo’s website is not, and shall not be deemed to be, a part of this document or incorporated into other filings it makes with the SEC.

Participants in Solicitation

TriCo and Valley and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Valley in connection with the merger. Information about the directors and executive officers of TriCo is set forth in the proxy statement for TriCo’s 2021 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 16, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.
Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization dated as of July 27, 2021, by and between TriCo Bancshares and Valley Republic Bancorp
99.1	Joint Press Release, dated July 27, 2021.
99.2	Investor Presentation, dated July 27, 2021.
* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. TriCo agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.
The information furnished under Item 2.02, Item 7.01 and Item 9.01 of this Current Period on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of TriCo Bancshares under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: July 27, 2021	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)